Exhibit 23.1

Consent of Independent Public Accountants

       As independent public accountants, we hereby consent to the incorporation by reference in this S-8 Registration Statement of our report dated February 19, 2004 on our audit of the consolidated financial statements of Bar Harbor Bankshares Annual Report on Form 10-K for the year ended December 31, 2003 and to all references to our Firm included in this S-8 Registration Statement.

 Berry, Dunn, McNeil and Parker

 Portland, Maine
February 22, 2005